Exhibit 4.1

TRUST SUPPLEMENT No. 2020-1B

Dated as of February 1, 2021

between

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee,

and

UNITED AIRLINES, INC.

to

PASS THROUGH TRUST AGREEMENT

Dated as of October 3, 2012

$600,000,000

United Airlines Pass Through Trust 2020-1B

4.875% United Airlines Pass Through Certificates, Series 2020-1B

TABLE OF CONTENTS

Exhibit A        -        Form of Certificate

Exhibit B        -        DTC Letter of Representations

This Trust Supplement No. 2020-1B, dated as of February 1, 2021 (herein called the “Trust Supplement”), between United Airlines, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (the “Trustee”), to the Pass Through Trust Agreement, dated as of October 3, 2012, between the Company (formerly known as Continental Airlines, Inc.) and the Trustee (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, unlimited as to the aggregate face amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

WHEREAS, the Company is the owner of the Collateral, comprised of the Aircraft Collateral, the Spare Engine Collateral and the Spare Parts Collateral;

WHEREAS, the Company has issued, pursuant to the Indenture, on a recourse basis, the Series A Equipment Note on October 28, 2020, and will issue, pursuant to the Indenture, on a recourse basis, the Series B Equipment Note, and may issue one or more series of Additional Equipment Notes and/or one or more series of Refinancing Equipment Notes;

WHEREAS, the Series B Equipment Note will initially be secured by the Collateral;

WHEREAS, the Trustee hereby declares the creation of the United Airlines Pass Through Trust 2020-1B (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates (as defined below), join in the creation of the Applicable Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Applicable Trust will evidence Fractional Undivided Interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA, on the date hereof, the Trustee on behalf of the Applicable Trust, using funds obtained from the sale of the Applicable Certificates, shall purchase a Series B Equipment Note having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Series B Equipment Note in trust for the benefit of the Applicable Certificateholders;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

ARTICLE I
THE CERTIFICATES

Section 1.01.       The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “United Airlines Pass Through Certificates, Series 2020-1B” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a Fractional Undivided Interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Applicable Trust.

The terms and conditions applicable to the Applicable Certificates are as follows:

(a)       The aggregate face amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $600,000,000.

(b)       The Regular Distribution Dates with respect to any distribution of Scheduled Payments on the Applicable Certificates means January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2021 until distribution of all of the Scheduled Payments to be made under the Series B Equipment Note has been made.

(c)       The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

(d)       [Reserved].

(e)       (i)       The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either (x) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law

Plan”) have been used to purchase or hold such Applicable Certificate or an interest therein or (y) the purchase and holding of such Applicable Certificate or an interest therein either (A) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (B) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

(ii)       The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Applicable Trust and the Clearing Agency attached hereto as Exhibit B.

(f)       If the purchaser or transferee of an Applicable Certificate or an interest therein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) none of United Airlines Holdings, Inc., the Company, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan (“Plan Fiduciary”), has relied in connection with its decision to invest in the Applicable Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of the Applicable Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

(g)       The “NPA” as defined in this Trust Supplement is the “Note Purchase Agreements” referred to in the Basic Agreement.

(h)       The Applicable Certificates are subject to the Intercreditor Agreement.

(i)       The Applicable Certificates are entitled to the benefits of the Liquidity Facilities.

(j)       The Responsible Party is the Company.

(k)       The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

(l)       [Reserved].

(m)      The Series B Equipment Note to be acquired and held in the Applicable Trust, and the related Collateral and Note Documents, are described in the NPA.

ARTICLE II
DEFINITIONS

Section 2.01.     Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

Agreement:    Has the meaning specified in the recitals hereto.

Aircraft Collateral:    Means, at any given time, each of the aircraft that is owned by the Company and secures the Series B Equipment Note pursuant to the Security Documents.

Applicable Certificate:    Has the meaning specified in Section 1.01 of this Trust Supplement.

Applicable Certificateholder:    Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

Applicable Trust:    Has the meaning specified in the recitals hereto.

Basic Agreement:    Has the meaning specified in the first paragraph of this Trust Supplement.

Business Day:    Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Chicago, Illinois, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or the Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

Certificate:    Has the meaning specified in the Intercreditor Agreement.

Certificate Buyout Event:    Means that a United Bankruptcy Event has occurred and is continuing and either of the following events has occurred: (A) both (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) the Company has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under the Indenture and other Security Documents or, if it has entered into such agreements, has at any time thereafter failed to cure any default under the Indenture or any of the other Security Documents in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) prior to the expiry of the 60-Day Period, the Company shall have abandoned any Collateral.

Class:    Has the meaning specified in the Intercreditor Agreement.

Collateral:    Means, collectively, the Aircraft Collateral, the Spare Engine Collateral and the Spare Parts Collateral.

Company:    Has the meaning specified in the first paragraph of this Trust Supplement.

Controlling Party:    Has the meaning specified in the Intercreditor Agreement.

Distribution Date:    Means any Regular Distribution Date or Special Distribution Date as the context requires.

ERISA:    Has the meaning specified in Section 1.01(e) of this Trust Supplement.

Final Maturity Date:    Means July 15, 2027.

Indenture: Means the trust indenture and mortgage dated as of October 28, 2020 between the Company, as owner, and the Loan Trustee, as amended pursuant to the Indenture Amendment, pursuant to which the Series B Equipment Note has been issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Indenture Amendment:    Means amendment no. 1 to the Indenture, dated as of the date hereof, between the Company and the Loan Trustee.

Intercreditor Agreement:    Means the amended and restated intercreditor agreement dated as of the date hereof among the Trustee, the Other Trustee party thereto, the Liquidity Providers, the liquidity providers relating to the Class A Certificates and Wilmington Trust, National Association, as Subordination Agent and as trustee thereunder, as may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

Investors:    Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

Issuance Date:    Means February 1, 2021.

Liquidity Facility: Means, initially, each Revolving Credit Agreement dated as of the date hereof relating to the Applicable Certificates, between a Liquidity Provider and Wilmington Trust, National Association, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, any replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

Liquidity Provider:    Means, with respect to the Applicable Certificates, initially, each of Goldman Sachs Bank USA, Citibank, NA and Credit Suisse AG, New York Branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

Make-Whole Amount:    Has the meaning specified in the Indenture.

Note Documents:    Means the Series B Equipment Note with respect to the Applicable Certificates, the NPA and the Security Documents.

NPA:    Means the Note Purchase Agreement, dated as of the date hereof, among the Trustee, the Other Trustee party thereto, the Loan Trustee, the Company and the Subordination Agent, providing for, among other things, the purchase of Series B Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Other Agreements:    Means (i) the Basic Agreement, as supplemented by Trust Supplement No. 2020-1A dated October 28, 2020 relating to United Airlines Pass Through Trust 2020-1A, (ii) the Basic Agreement, as supplemented by a Trust Supplement relating to any Additional Trust and (iii) the Basic Agreement, as supplemented by a Trust Supplement relating to any Refinancing Trust.

Other Trustees:    Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts:    Means the United Airlines Pass Through Trust 2020-1A, an Additional Trust or Trusts, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.

Pool Balance:    Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates, less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates, other than payments made in respect of interest or premium (including Make-Whole Amount) thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any payment of principal of the Series B Equipment Note or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Pool Factor:    Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to any payment of principal of the Series B Equipment Note or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Scheduled Payment:    Means, with respect to the Series B Equipment Note, (i) any payment of principal or interest on such Series B Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under any Liquidity Facility, which payment in any such case represents the installment of principal on such Series B Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Series B Equipment Note, or both; provided, however, that any payment of principal, premium (including Make-Whole Amount), if any, or interest resulting from the redemption or the purchase (in whole or in part) of the Series B Equipment Note shall not constitute a Scheduled Payment.

Series B Equipment Note:   Means the Series B Equipment Note issued under the Indenture.

Security Documents:    Means (i) the spare parts security agreement relating to the Spare Parts Collateral dated as of October 28, 2020 between the Company and the Loan Trustee, as secured party, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms, (ii) the spare engines security agreement relating to the Spare Engine Collateral dated as of October 28, 2020 between the Company and the Loan Trustee, as secured party, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms, and (iii) the Indenture.

Spare Engine Collateral:    Means, at any given time, each of the spare engines that is owned by the Company and secures the Series B Equipment Note pursuant to the Security Documents.

Spare Parts Collateral:    Means, at any given time, each of the aircraft spare parts that is owned by the Company and secures the Series B Equipment Note pursuant to the Security Documents.

Special Payment:    Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, the Series B Equipment Note or Collateral.

Triggering Event:    Has the meaning assigned to such term in the Intercreditor Agreement.

Trust Property:    Means (i) subject to the Intercreditor Agreement, the Series B Equipment Note held as the property of the Applicable Trust, all monies at any time paid thereon or in respect thereof and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of the Series B Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the NPA and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or any Liquidity Facility.

Trust Supplement:    Has the meaning specified in the first paragraph of this trust supplement.

Trustee:    Has the meaning specified in the first paragraph of this Trust Supplement.

Underwriters:    Means, collectively, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BBVA Securities Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Standard Chartered Bank and Wells Fargo Securities, LLC.

Underwriting Agreement    : Means the Underwriting Agreement related to the Applicable Certificates dated January 25, 2021 by Goldman Sachs & Co. LLC, as representative of the several Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

United Bankruptcy Event:     Has the meaning specified in the Intercreditor Agreement.

ARTICLE III
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

Section 3.01.        Statements to Applicable Certificateholders. (a)  On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below. Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii) and (iii) below) the following information:

(i)       The aggregate amount of funds distributed on such Distribution Date under the Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Providers;

(ii)       The amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including Make-Whole Amount), if any;

(iii)       The amount of such distribution under the Agreement allocable to interest; and

(iv)       The Pool Balance and the Pool Factor.

With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(b)       Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.

(c)       [Reserved].

(d)       Promptly following the date of any early redemption in part of, or any default in the payment of principal or interest in respect of, the Series B Equipment Note held in the Applicable Trust, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the date of such redemption or default, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal payment schedule of the Series B Equipment Note held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, promptly after the date of any such redemption or default, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

(e)       The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.

(f)        This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 3.02.      Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.

(b)        This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

Section 3.03.       Distributions from Special Payments Account. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Series B Equipment Note held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Series B Equipment Note, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).

(b)       The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase (in whole or in part) of the Series B Equipment Note held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:

(i)       The Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),

(ii)       The amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium (including Make-Whole Amount), if any, and interest,

(iii)       The reason for the Special Payment, and

(iv)       If the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.

If the amount of premium (including Make-Whole Amount), if any, payable upon the redemption or purchase of the Series B Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium (including Make-Whole Amount) received will also be distributed.

If any redemption of the Series B Equipment Note held in the Applicable Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.

(c)        This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.

Section 3.04. Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “the Owner Trustees or the Owner Participants” in the second sentence thereof and adding in lieu thereof “the Liquidity Providers”.

ARTICLE IV
DEFAULT

Section 4.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:

(i)        So long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, Section 4.01(a)(iii) (upon such election and notification thereof, the right specified in this Section 4.01(a)(i) shall be suspended and (x) upon consummation of such purchase pursuant to such election, be terminated with respect to such Certificate Buyout Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be reinstated), each Applicable Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, for the purchase price set forth in the Class A Trust Agreement, all, but not less than all, of the Class A Certificates upon 15 days’ written notice to the Class A Trustee and each other Applicable Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Applicable Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (B) if prior to the end of such 15-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder’s desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates pursuant to this Section 4.01(a)(i);

(ii)        [Reserved];

(iii)      If any Additional Certificates are issued pursuant to one or more Additional Trusts, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates, the Class A Certificates and any Additional Certificates ranked senior to the Additional Certificates held by the purchasing Additional Certificateholders upon 15 days’ written notice to the Trustee, the Class A Trustee, any Additional Trustee with respect to Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholders and each other Additional Certificateholder of the same class, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Additional Certificateholder of such class (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class A Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15-day period any other Additional Certificateholder of such class fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates, the Class A Certificates and such senior Additional Certificates pursuant to this Section 4.01(a)(iii); and

(iv)      If any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 4.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium (including Make-Whole Amount), but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, all of the Applicable Certificates, the Class A Certificates and, if applicable, the Additional Certificates that rank senior to the Additional Certificates held by the purchasing Additional Certificateholder(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all Applicable Certificates held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all such Applicable Certificates) and (ii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Class A Certificate”, “Class A Trust Agreement”, “Class A Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

(b)       This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.

Section 4.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.

ARTICLE V
THE TRUSTEE

Section 5.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the aggregate principal amount of the Series B Equipment Note which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.

(b)       On the Issuance Date, the Trustee shall enter into and perform its obligations under the NPA and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the NPA. Upon satisfaction of the conditions specified in the NPA, the Trustee shall purchase the Series B Equipment Note for the Applicable Trust with the proceeds of the Applicable Certificates on the Issuance Date. The purchase price of such Series B Equipment Note shall equal the principal amount of such Series B Equipment Note. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

(c)       The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement and the NPA, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

Section 5.02. [Reserved].

Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the NPA or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement and the NPA has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b)       Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a)       The Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party;

(b)       The execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c)       The execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d)       This Trust Supplement, the Intercreditor Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VI
ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 6.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.

Section 6.02. Supplemental Agreements without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement (but, for avoidance of doubt without limitation, as to any Liquidity Facility, of (a) the provisions of Section 2.11 thereof (as to establishing and replacing a “Benchmark”), and (b) the implementation of a Replacement Liquidity Facility (as defined in the Intercreditor Agreement) in accordance with Sections 3.5(l) and 9.1(a) of the Intercreditor Agreement and Section 7.08 of any applicable Liquidity Facility), under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time:

(i)        Enter into one or more agreements supplemental to the NPA for any of the purposes set forth in clauses (1) through (9) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, and (b) references in clauses (4), (6) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement, the Liquidity Facility or the NPA”,

(ii)       Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the formation of one or more Additional Trusts, the issuance of Additional Certificates, the purchase by an Additional Trust (if any) of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 6.1.5 of the NPA and Section 9.1(d) of the Intercreditor Agreement,

(iii)      Enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 6.1.5 of the NPA and Section 9.1(c) of the Intercreditor Agreement, and

(iv)     Enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement, the NPA or any Liquidity Facility to provide for the replacement of one or more airframes or engines by one or more substitute airframes or substitute engines, subject to the provisions of Section 4.04(f) of the Indenture, and other matters incidental thereto.

Section 6.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement (but, for avoidance of doubt without limitation, as to any Liquidity Facility, of (a) the provisions of Section 2.11 thereof (as to establishing and replacing a “Benchmark”), and (b) the implementation of a Replacement Liquidity Facility (as defined in the Intercreditor Agreement) in accordance with Sections 3.5(l) and 9.1(a) of the Intercreditor Agreement and Section 7.08 of any applicable Liquidity Facility), the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any Liquidity Facility or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under any Liquidity Facility or the NPA.

Section 6.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

ARTICLE VII
TERMINATION OF TRUST

Section 7.01. Termination of the Applicable Trust. (a)  The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

Notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay such money to the Loan Trustee and shall give written notice thereof to the Company.

(b)       The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of, the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.

Section 8.02. GOVERNING LAW. THE AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, with respect to the Applicable Trust.

Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 8.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

UNITED AIRLINES, INC.

By:	/s/ Pamela S. Hendry
	Name:	Pamela S. Hendry
	Title:	Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Chad May
	Name:	Chad May
	Title:	Vice President

Signature Page - Trust Supplement 2020-1A

EXHIBIT A

FORM OF CERTIFICATE

Certificate

No.

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*

UNITED AIRLINES PASS THROUGH TRUST 2020-1B

United Airlines Pass Through Certificate, Series 2020-1B

Issuance Date: February 1, 2021

Final Maturity Date: July 15, 2027

Evidencing A Fractional Undivided Interest In The United Airlines Pass Through Trust 2020-1B The Property Of Which Shall Include A Series B Equipment Note Secured By Collateral Owned By United Airlines, Inc.

$[_____________] Fractional Undivided Interest

representing 0.[__] % of the Trust per $1,000 face amount

THIS CERTIFIES THAT_______________, for value received, is the registered owner of a $___________ (___________________________________________________ DOLLARS) Fractional Undivided Interest in the United Airlines Pass Through Trust 2020-1B (the “Trust”) created by Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of October 3, 2012 (the “Basic Agreement”), between the Trustee and United Airlines, Inc. (formerly known as Continental Airlines, Inc.), a Delaware corporation (the “Company”), as supplemented by Trust Supplement No. 2020-1B thereto, dated as of February 1, 2021 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), between the Trustee and the Company, a summary

*	This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “United Airlines Pass Through Certificates, Series 2020-1B” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes a Series B Equipment Note and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facilities (the “Trust Property”). The Series B Equipment Note is secured by, among other things, a security interest in the Collateral.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on January 15, April 15, July 15 and October 15 of each year (a “Regular Distribution Date”) commencing April 15, 2021, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series B Equipment Note due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Series B Equipment Note are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Series B Equipment Note, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee) such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) no assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental, church or foreign plan subject to a law that is similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”) have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein either (a) in the case of assets of an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of assets of a Similar Law Plan, will not violate any similar state, local or foreign law.

If the purchaser or transferee of this Certificate or an interest herein is an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code, it will be deemed to represent, warrant and agree that (i) none of United Airlines Holdings, Inc., the Company, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of such plan (“Plan Fiduciary”), has relied in connection with its decision to invest in this Certificate, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to such plan or the Plan Fiduciary in connection with such plan’s acquisition of this Certificate; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

UNITED AIRLINES PASS THROUGH TRUST 2020-1B

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

EXHIBIT B

DTC Letter of Representations